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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
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            (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

    1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the                   If this Form relates to the
registration of a class of securities         registration of a class
to Section 12(b) of the Exchange              of securities pursuant to
Act and is effective pursuant to General      Section 12(g) of the Exchange
Instruction A.(c), please check               Act and is effective pursuant
the following box. [X]                        to General Instruction A.(d),
                                              please check the following
                                              box. [ ]


Securities Act registration statement file number to which this form relates: 333-27919
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Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
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Medium-Term Notes, Series C (S&P 500          THE NEW YORK STOCK EXCHANGE
BRoad InDex Guarded Equity-linked
Securities) Due December 31,
2003 ("BRIDGES")

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)


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               Item 1. Description of the Registrant's Securities to be
                       Registered.

               The title of the class of securities to be registered hereunder is: "Medium-Term Notes, Series C (S&P 500 BRoad InDex Guarded Equity-linked Securities) Due December 31, 2003 ("BRIDGES"). A description of the BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley, Dean Witter, Discover & Co. (the "Registrant") on Form S-3 (Registration No. 333-27919) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 2, 1997 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the BRIDGES contained in the pricing supplement dated February 20, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the BRIDGES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the BRIDGES.


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                    (Registrant)



Date: February 20, 1998             By:        /s/ Ronald T. Carman
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                                        Name:  Ronald T. Carman
                                        Title: Assistant Secretary



                               INDEX TO EXHIBITS


Exhibit No.                                                       Page No.

4.1 Proposed form of Global Note evidencing the BRIDGES             A-1